PRICING SUPPLEMENT NO. 27                                         Rule 424(b)(3)
DATED: December 8, 1998                                       File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                $7,315,045,162
                        THE BEAR STEARNS COMPANIES INC.
                          Medium-Term Notes, Series B
            With Minimum Maturity of Nine Months from Date of Issue


Principal Amount:  $40,000,000  Floating Rate Notes [x]   Book Entry Notes [x]

Original Issue Date:            Fixed Rate Notes [_]      Certificated Notes [_]
December 10, 1998


Maturity Date:                  CUSIP#: 073928 FY 4
December 10, 1999

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:



                                                 Optional         Optional
                         Redemption              Repayment        Repayment
Redeemable On            Price(s)                Date(s)          Price(s)

N/A                      N/A                     N/A              N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]       Commercial Paper Rate           Minimum Interest Rate: N/A

[_]       Federal Funds Rate              Interest Reset Date(s): *

[_]       Treasury Rate                   Interest Reset Period: Three Months

[_]       LIBOR Reuters                   Interest Payment Date(s): **

[x]       LIBOR Telerate

[_]       Prime Rate                      Interest Payment Period: Quarterly


[_]       CMT Rate


Initial Interest Rate: 5.44375%


 Index Maturity:  Three Months

 Spread (plus or minus): +0.20%

-------------------------------------

*     3/10/99, 6/10/99, 9/10/99, 12/10/99, 3/10/2000, 6/12/2000 and 9/11/2000.

**    3/10/99, 6/10/99, 9/10/99, 12/10/99, 3/10/2000, 6/12/2000, 9/11/2000 and
      12/11/2000.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



NYFS04...:\25\22625\0122\2041\SUPN248K.32C